UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

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December 10, 2008 (December 5, 2008)
Date of Report (Date of earliest event reported)

DRS Technologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-08533	13-2632319
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

5 Sylvan Way,
Parsippany, New Jersey	07054
(Address of Principal	(Zip Code)
Executive Offices)

(973) 898-1500
(Registrant's telephone number, including area code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER ITEMS

On December 5, 2008, DRS Technologies, Inc. (the "Company"), a wholly-owned subsidiary of Finmeccanica S.p.A. ("Finmeccanica"), issued a press release announcing the commencement of a consent solicitation to amend the terms of the indentures governing its 6-7/8% Senior Subordinated Notes due 2013, 6-5/8% Senior Notes due 2016 and 7-5/8% Senior Subordinated Notes due 2018 (collectively, the "Notes") in accordance with the consent solicitation statement, dated as of December 5, 2008.

As required under the indentures governing the Notes, as a result of the Company's merger with Finmeccanica, the Company made, on November 21, 2008, "Change of Control" offers to purchase the Notes for 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, on the Notes repurchased, if any, to but excluding the date of the purchase. Note holders may deliver a consent in the consent solicitation, whether or not they intend to participate or have tendered Notes in the change of control offers. The expiration date for each of the offers currently is scheduled to be January 15, 2009, except for the offer relating to the 6-5/8% Senior Notes due 2016, which expires on January 14, 2009. The Company may extend the expiration date of each offer in the manner described in the documentation relating to each offer.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

99.1	Press Release dated December 5, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRS TECHNOLOGIES, INC.

By:	/s/ Richard A. Schneider
Richard A. Schneider
Executive Vice President, Chief Financial Officer

Date: December 10, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 5, 2008.